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                                                                    Exhibit 99.2

                                                               EXECUTION VERSION

                            INVESTOR RIGHTS AGREEMENT

            This INVESTOR RIGHTS AGREEMENT is made as of the 1st day of March, 2004, by and among QUOTESMITH.COM, INC., a Delaware corporation (the "COMPANY"), ZIONS BANCORPORATION, a Utah corporation ("ZIONS"), and the individuals listed on the signature pages hereto, each of whom is herein referred to individually as an "IDENTIFIED STOCKHOLDER". The Company, Zions and each of the Identified Stockholders are sometimes hereinafter referred to individually as a "PARTY" and collectively as the "PARTIES".

                                    RECITALS

            WHEREAS, the Company and Zions are parties to a Stock Purchase Agreement, of even date herewith (the "STOCK PURCHASE AGREEMENT");

            WHEREAS, in order to induce the Zions to enter into the Stock Purchase Agreement and to invest funds in the Company pursuant to the Stock Purchase Agreement, each of the Identified Stockholders and the Company have agreed to enter into this Agreement with Zions.

            NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the followings meanings:

      1.1. "ADDITIONAL STOCK" has the meaning set forth in Section 3.2 of this Agreement.

      1.2. "AFFILIATE" has the meaning specified in Rule 12b-2 under the Exchange Act.

      1.3. "AGREEMENT" means this Investor Rights Agreement, dated as of the date set forth above, by and among the Company, Zions and the Identified Stockholders, as amended, restated, supplemented or modified from time to time.

      1.4. "APA" means the Asset Purchase Agreement, dated as of January 31, 2004, by and among the Company, Life Quotes Acquisition, Inc. and Kenneth L. Manley.

      1.5.  "BOARD OF DIRECTORS" means the board of directors of the Company.

      1.6. "COMMON STOCK" has the meaning set forth in the Stock Purchase Agreement.

      1.7. "COMPANY" has the meaning set forth in the preamble to this Agreement.

      1.8. "COMPANY OPTION PERIOD" has the meaning set forth in Section 5.2(b) of this Agreement.

      1.9. "CONTRACT" or "CONTRACTS" means any mortgage, indenture, security agreement, evidence of Indebtedness, lease, license, agreement, understanding, instrument, undertaking or other contract.

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      1.10. "ESPP" means the 1999 Employee Stock Purchase Plan as in effect on the date of this Agreement.

      1.11. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      1.12. "EXEMPT TRANSACTIONS" means any sale or other disposition of Common Stock by the Seller Parties, taken as a whole, which does not result in sales or other dispositions in excess of 200,000 shares of Common Stock in any three (3) month period.

      1.13. "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

      1.14. "FULLY DILUTED BASIS" means (without duplication) issued and outstanding shares of Common Stock plus (i) shares of any class or series of capital stock of the Company or its Subsidiaries that votes together with the Common Stock, (ii) shares of Common Stock issuable pursuant to or upon the conversion, exercise or exchange of all rights set forth in agreements (written or oral), plans, warrants, puts, calls, options, convertible securities or other commitments or securities convertible into, exchangeable or exercisable for, shares of Common Stock or any class or series of capital stock of the Company or its Subsidiaries that votes together with the Common Stock; (iii) 426,821 shares of Common Stock reserved for issuance pursuant to the Option Plan; (iv) 63,929 shares of Common Stock reserved for issuance pursuant to the ESPP; (v) 300,000 shares of Common Stock reserved for issuance to employees of Life Quotes, Inc. retained by the Company as contemplated by Section 7.4(b) of the APA (the "LIFE QUOTES OPTIONS") and (vi) 50,000 shares of Common Stock reserved for issuance pursuant to the Stock Option Agreement, effective as of December 1, 2001, between the Company and Prospector Partners Connecticut Fund, L.P., a Delaware limited partnership (the "PROSPECTOR OPTIONS").

      1.15. "GAAP" means generally accepted accounting principles as in effect from time to time in the United States applied on a consistent basis throughout the period involved.

      1.16. "GOVERNMENTAL ENTITY" means any governmental or regulatory authority, agency, commission, body, corporation, court, tribunal or other governmental entity or authority of any kind or nature.

      1.17. "GUARANTEE" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any Indebtedness, dividend or other obligations of any other Person (the "GUARANTEED OBLIGATIONS"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (i) to purchase the guaranteed obligations or any property constituting security therefor; (ii) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet

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condition; or (iii) to lease property or to purchase any debt or equity securities or other property or services.

      1.18. "HOLDER" means any Person owning or having the right to acquire Registrable Securities or any assignee or transferee thereof in accordance with
Section 2.12 hereof.

      1.19. "IDENTIFIED STOCKHOLDER" has the meaning set forth in the preamble to this Agreement.

      1.20. "INDEBTEDNESS" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of Guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

      1.21. "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section
2.10 to the Stock Purchase Agreement.

      1.22. "INVESTOR" means Zions, its Affiliates and their respective successors or any transferee or assignee of all of the shares of Common Stock purchased by Zions pursuant to the Stock Purchase Agreement.

      1.23. "INVESTOR OFFER PRICE" has the meaning set forth in Section 5.2(a) of this Agreement.

      1.24. "INVESTOR OFFERED SHARES" has the meaning set forth in Section 5.2(a) of this Agreement.

      1.25. "INVESTOR OPTION PERIOD" has the meaning set forth in Section 5.1(b) of this Agreement.

      1.26. "INVESTOR TAG-ALONG NOTICE" has the meaning set forth in Section 3.3(c) of this Agreement.

      1.27. "INVESTOR TRANSFER NOTICE" has the meaning set forth in Section 5.2(a) of this Agreement.

      1.28. "INVESTOR DIRECTOR" has the meaning set forth in Section 3.5(a) of this Agreement.

      1.29. "LIABILITY" or "LIABILITIES" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      1.30. "LIEN" or "LIENS" means, with respect to any Person, any security interest, claim, pledge, mortgage, charge, option, assignment, hypothecation, encumbrance,

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attachment, garnishment, sequestration, forfeiture, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest.

      1.31. "MAJORITY HOLDERS" has the meaning set forth in Section 2.1(a) of this Agreement.

      1.32. "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the condition (financial or otherwise), business, properties, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or upon the validity or enforceability of this Agreement, the Stock Purchase Agreement or the shares of Common Stock, or upon the ability of the Company to perform its obligations hereunder or under the Stock Purchase Agreement, or upon the rights of the Investor hereunder or thereunder.

      1.33. "NASDAQ" means The Nasdaq Stock Market, Inc.

      1.34. "NOTICE" has the meaning set forth in Section 3.2(a) of this Agreement.

      1.35. "OPTION PLAN" means the Company's 1997 Stock Option Plan as in effect on the date of this Agreement.

      1.36. "PARTY" or "PARTIES" have the meanings set forth in the preamble to this Agreement.

      1.37. "PERSON" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, business trust, association, organization, Governmental Entity or other entity of any kind or nature.

      1.38. "PROHIBITED TRANSFEREE" means any Person that is listed on SCHEDULE A attached hereto.

      1.39. The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or similar document.

      1.40. "REGISTRABLE SECURITIES" means any (i) Common Stock purchased pursuant to the Stock Purchase Agreement and (ii) Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above.

      1.41. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

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      1.42. "SEC" means the United States Securities and Exchange Commission and
any successor commission or agency having similar powers.

      1.43. "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      1.44. "SELLER PARTY" or "SELLER PARTIES" has the meaning set forth in
Section 3.3(a) of this Agreement.

      1.45. "STOCK PURCHASE AGREEMENT" shall have the meaning set forth in the recitals to this Agreement.

      1.46. "STOCKHOLDER OFFER PRICE" has the meaning set forth in Section 5.1(a) of this Agreement.

      1.47. "STOCKHOLDER OFFERED SHARES" has the meaning set forth in Section 5.1(a) of this Agreement.

      1.48. "STOCKHOLDER OFFEROR" has the meaning set forth in Section 5.1(a) of this Agreement.

      1.49. "STOCKHOLDER OPTION PERIOD" has the meaning set forth in Section 5.2(b) of this Agreement.

      1.50. "STOCKHOLDER TRANSFER NOTICE" has the meaning set forth in Section 5.1(a) of this Agreement.

      1.51. "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. As of the date of execution of this Agreement, the Company has only two Subsidiaries, Insure.com, Inc., a Delaware corporation, and Life Quotes Acquisition, Inc., a Delaware corporation.

      1.52. "TAG-ALONG ALLOTMENT" has the meaning set forth in Section 3.3(a) of this Agreement.

      1.53. "TAG-ALONG NOTICE DATE" has the meaning set forth in Section 3.3(a) of this Agreement.

      1.54. "TAG-ALONG SALE" has the meaning set forth in Section 3.3(a) of this Agreement.

      1.55. "TAG-ALONG SALE DATE" has the meaning set forth in Section 3.3(b) of this Agreement.

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      1.56. "TAG-ALONG SALE NOTICE" has the meaning set forth in Section 3.3(b)
of this Agreement.

      1.57. "TAX" and "TAXES" means all federal, state, local and foreign taxes, charges, fees, customs, duties, levies or other assessments, however denominated, including, without limitation, all net income, gross income, profits, gains, gross receipts, sales, use, value added, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment, capital stock or any other taxes, charges, fees, customs, duties, levies or other assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

      1.58. "TRANSFER" means to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or Lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any shares of Common Stock.

      1.59. "VIOLATION" has the meaning set forth in Section 2.9(a) of this Agreement.

2.    REGISTRATION RIGHTS. The Company hereby covenants and agrees as follows:

      2.1.  REQUEST FOR REGISTRATION BY THE HOLDERS.

            (a) If the Company shall receive at any time after the date hereof a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (the "MAJORITY HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of at least ten percent (10%) of the Registrable Securities then outstanding, then the Company shall:

                  (i) within ten (10) days of the receipt thereof, give written notice of such request to all other Holders; and

                  (ii) use commercially reasonable efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which the Majority Holders request to be registered and which all other Holders request to be registered in writing within thirty (30) days after the sending of such notice by the Company pursuant to subsection 2.1(a)(i).

            (b) If the Majority Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.1(a) and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter shall be selected by the Majority Holders, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's

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participation in such underwriting and the inclusion of such Holder's
Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement (together with the Company as provided in subsection 2.3(e)) with the underwriter or underwriters selected for such underwriting and shall execute any custody agreement, power of attorney or other related document in customary form as may be required by any such underwriting agreement. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Majority Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Majority Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and shares shall be included in such underwriting according to the following priorities: (i) FIRST, pro rata among the Holders of Registrable Securities according to the total amount of Registrable Securities entitled to be included therein by each Holder of Registrable Securities and (ii) LASTLY, pro rata among any other holders of the Company's securities seeking registration.

            (c) Notwithstanding the foregoing, if the Company shall furnish to the Majority Holders within five (5) business days after they request a registration statement pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that in the reasonable business judgment of the Board of Directors, it would not be in the best interests of the Company and its stockholders for such registration statement to be filed and it is therefore prudent to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Majority Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once (1) in any twelve (12) month period.

            (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

                  (i) for three hundred sixty (360) days from the closing of the Stock Purchase Agreement;

                  (ii) for one hundred eighty (180) days from declaration of the effectiveness of a registration statement filed by the Company pursuant to this Section 2.1;

                  (iii) after the Company has effected three (3) registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective;

                  (iv) during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date sixty (60) days after the effective date of, a registration subject to Section 2.2 hereof; PROVIDED that (i) the Company is using commercially reasonable efforts to cause such registration statement to become effective and the Holders of Registrable Securities shall have been entitled to join in such registration pursuant to this Agreement and all Registrable Securities requested by the Holders to be registered shall have been so registered and (ii) the delay of any registration

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requested pursuant to Section 2.1, as a result of this clause (iv), shall not exceed an aggregate of one hundred eighty (180) days; or

                  (v) If the Majority Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made in accordance with Section 2.11 below.

      2.2. COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such stock solely for cash (other than a registration statement on Form S-4 or Form S-8 or any other form relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within thirty
(30) days after the sending of such notice by the Company, the Company shall, subject to the provisions of Section 2.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

      2.3. OBLIGATIONS OF THE COMPANY. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective for the lesser of three hundred sixty (360) days or until the distribution contemplated in the Registration Statement has been completed; PROVIDED, HOWEVER, that (i) such three hundred sixty (360)-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such three hundred sixty (360)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

            (b) Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Promptly furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the

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Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to general taxation or file a general consent to service of process in any such jurisdiction.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter or underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Promptly notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (g) Cause all such Registrable Securities registered pursuant hereto to be listed on any securities exchange or quoted on any interdealer quotation system on which similar securities issued by the Company are then listed or quoted, as the case may be, not later than the effective date of such registration.

            (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

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      2.4.  FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

      2.5. EXPENSES OF DEMAND REGISTRATION. All expenses (other than underwriting discounts and commissions) incurred in connection with all registrations, filings or qualifications pursuant to Section 2.1, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one (1) counsel for the selling Holders (to be selected by the Majority Holders, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed)) shall be borne by the Company; PROVIDED, HOWEVER, that such fees and disbursements of counsel for the selling Holders shall not exceed $50,000; PROVIDED, FURTHER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Majority Holders (in which case all participating Holders of Registrable Securities shall bear such expenses in their entirety), unless the Majority Holders agree to forfeit one (1) demand registration pursuant to Section 2.1; PROVIDED, FURTHER, that if at the time of such withdrawal, the Majority Holders have learned of a material adverse change in the condition (financial or otherwise), business, properties, assets, results of operations or prospects of the Company or its Subsidiaries from that known to the Majority Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Majority Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.

      2.6. EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section
2.2 for each Holder, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one (1) counsel for the selling Holders (to be selected by the Holders of a majority of the Registrable Securities to be registered, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed)), but excluding underwriting discounts and commissions relating to Registrable Securities; PROVIDED, HOWEVER, that such fees and disbursements of counsel for the selling Holders shall not exceed $50,000.

      2.7. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting agreement as agreed upon between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion shall not jeopardize the success of the offering by the Company. If the total amount of securities,

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including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion shall not jeopardize the success of the offering (the securities so included to be apportioned (i) FIRST, pro rata among the Holders of Registrable Securities according to the total amount of Registrable Securities entitled to be included therein by each Holder of Registrable Securities and (ii) LASTLY, pro rata among the other selling stockholders according to the total amount of securities entitled to be included therein owned by each other selling stockholder or in such other proportions as shall mutually be agreed to by such other selling stockholders).

      2.8. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration hereunder as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

      2.9. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 2:

            (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or final prospectus or any amendments or supplements thereto; (ii) the omission or alleged omission to state in any such prospectus a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendments or supplements thereto; (iv) the omission or alleged omission to state in any such registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or other federal or state law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other federal or state law; and the Company shall pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by any such Holder, underwriter or controlling Person.

            (b) To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (and only to such extent) that occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection 2.9(b) in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder; PROVIDED, that, in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds from the offering received by such Holder.

            (c)   Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any action by any Governmental Entity), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified party; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interest between such indemnified party and any other party represented by such counsel in such proceeding.

            (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein or is insufficient to hold such indemnified party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such statement or omission. The Parties agree that it would be neither just nor equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentences. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

            (f)   The obligations of the Company and Holders under this Section
2.9 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Section 2 and otherwise. The indemnity and contribution agreements contained in this Section 2.9 are in addition to any liability that an indemnifying party may have to an indemnified party at law or in equity.

      2.10. REPORTS UNDER THE EXCHANGE ACT. So long as any Registrable Securities are outstanding, with a view to making available to the Holders the benefits of (i) Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration and (ii) selling securities to the public pursuant to a registration on Form S-3, the Company agrees to:

            (a) make and keep available current public information satisfying SEC Rule 144(c) (or any successor provision thereto);

            (b) take such action, including maintaining the registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

            (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (d) furnish to any Holder, so long as the Holder owns any of the Registrable Securities, promptly upon request (i) a copy of the most recent periodic or special report or proxy or information statement of the Company and such other reports and documents filed by the Company with the SEC and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any securities without registration or pursuant to such form.

      2.11. FORM S-3 REGISTRATION. In case the Company shall receive from the Majority Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Majority Holders, the Company shall:

            (a) within twenty (20) days of the receipt thereof, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Majority Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.11: (i) if Form S-3 is not available for such offering by the Holders; (ii) if in the reasonable business judgment of the Board of Directors, it would not be in the best interests of the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of such Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Majority Holders under this Section 2.11 PROVIDED, HOWEVER, that the Company shall not utilize this right more than once (1) in any twelve month period;
(iii) after the Company has effected three (3) registrations pursuant to this
Section 2.11 and such registrations have been declared or ordered effective; and
(iv) in any particular jurisdiction in which the Company would be required to qualify to do business, to subject itself to general taxation or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Majority Holders. All expenses incurred in connection with a registration requested pursuant to
Section 2.11, including, without limitation, all registration, filing, qualification, printer's and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one (1) counsel for the selling Holders so long as such fees shall not exceed $50,000 (to be selected by the Majority Holders, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed)), but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company; PROVIDED, HOWEVER, that such fees and disbursements of counsel for the selling Holders shall not exceed $50,000; PROVIDED, FURTHER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.11 if the registration request is subsequently withdrawn at the request of the Majority Holders (in which case all participating Holders of Registrable Securities shall bear such expenses in their entirety), unless the Majority Holders agree to forfeit one (1) registration pursuant to Section 2.11; PROVIDED, FURTHER, that if at the time of such withdrawal, the Majority Holders have learned of a material adverse change in the condition (financial or otherwise), business, properties, assets, results of operations or prospects of the Company or its Subsidiaries from that known to the Majority Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Majority Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.11. Registrations effected pursuant to this Section
2.11 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

      2.12. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by Zions or any subsequent Holder of Registrable Securities to a transferee or assignee of such securities, PROVIDED such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement relating to registration of Registrable Securities including without limitation the provisions of Section 2.14 below and the Company shall receive written notice of such assignment.

      2.13. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of seventy five percent (75%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed pursuant to this Agreement unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities shall not reduce the amount of the Registrable Securities of the Holders which may be included therein.

      2.14. EXPIRATION OF REGISTRATION RIGHTS. The registration rights granted to Zions and the other Holders under this Section 2 shall expire when Zions and all other Holders are eligible to sell all of their Registrable Securities pursuant to Rule 144(k) (or any successor provision thereto) under the Securities Act.

3.    COVENANTS OF THE COMPANY.

      3.1. DELIVERY OF FINANCIAL STATEMENTS. For so long as the Investor holds at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Company shall deliver to the Investor:

            (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such year and a statement of operations, statement of stockholders' equity and statement of cash flows for such fiscal year, such year-end financial reports in reasonable detail, prepared in accordance with GAAP and audited and certified by an independent public accounting firm of nationally recognized standing;

            (b)   as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited balance sheet of the Company as of the end of such fiscal quarter and an unaudited statement of operations, statement of stockholders' equity and statement of cash flows for such fiscal quarter, and comparisons to budget and prior year, in reasonable detail; and

            (c) as soon as practicable, copies of all material correspondence to and from Nasdaq.

            The Company and its Subsidiaries shall also permit the Investor and its agents and representatives upon reasonable request and during normal business hours to visit and conduct a reasonable inspection of all the properties of the Company and its Subsidiaries and a reasonable examination of all their respective books of account, records, reports and other papers and to make copies and extracts therefrom, at their own expense. In addition, the Company and its Subsidiaries shall also permit the Investor and its agents and representatives to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants all at and for such reasonable times and as often as may be reasonably requested.

      3.2. PREEMPTIVE RIGHTS. Subject to the terms and conditions specified in this Section 3.2 and for so long as the Investor hold shares representing at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Company hereby grants to the Investor a preemptive right to subscribe for future issuances and sales by the Company of its Additional Stock (as defined below).

            Each time the Company proposes to offer any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class or series of its capital stock ("ADDITIONAL STOCK"), other than (i) the issuance of any authorized but unissued options under the Option Plan, (ii) the issuance of the Life Quotes Options, (iii) any shares purchased by employees under the ESPP or (v) any offering of securities pursuant to an effective registration statement under the Securities Act, the Company shall first make an offering of such Additional Stock to the Investor in accordance with the following provisions:

            (a) The Company shall deliver a written notice by certified mail, postage prepaid ("NOTICE"), to the Investor stating (i) its bona fide intention to offer such Additional Stock, (ii) the number of shares of such Additional Stock to be offered and (iii) the price and terms upon which it proposes to offer such Additional Stock.

            (b) Within thirty (30) days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Stock which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion or exercise of any other security then held, by the Investor bears to the total number of shares of Common Stock of the Company then outstanding on a Fully Diluted Basis.

            (c) If all Additional Stock which the Investor is entitled to obtain pursuant to subsection 3.2(a) is not elected to be obtained as provided in subsection 3.2(a) hereof, the Company may, during the thirty (30)-day period following the expiration of the period provided in subsection 3.2(a) hereof, offer the remaining unsubscribed portion of such Additional Stock to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Additional Stock within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Additional Stock shall not be offered unless first reoffered to the Investor in accordance herewith.

      3.3. TAG-ALONG RIGHTS. For so long as the Investor holds at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Identified Stockholders agree as follows:

            (a) If at any time any one or more of the Identified Stockholders (each, a "SELLER PARTY" and, collectively, the "SELLER PARTIES") propose to enter into an agreement (or substantially contemporaneous agreements, whether or not with the same or Affiliated parties) to sell or otherwise dispose of for value Common Stock in one or more related transactions other than in one or more related Exempt Transactions (such sale or other disposition for value being referred to as a "TAG-ALONG SALE"), then such Seller Party or Seller Parties shall afford the Investor the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 3.3. The number of shares of Common Stock that the Investor shall be entitled to include in such Tag-Along Sale (the "TAG-ALONG ALLOTMENT") shall be determined by multiplying (i) the number of shares of Common Stock to be sold or otherwise disposed pursuant to the Tag-Along Sale by (ii) a fraction, the numerator of which shall equal the number of shares of Common Stock beneficially owned by the Investor on a Fully Diluted Basis as of the close of business on the day immediately prior to the date of the Tag-Along Sale Notice (the "TAG-ALONG NOTICE DATE") and the denominator of which shall equal the total number of shares of Common Stock that are beneficially owned by the Seller Party or Seller Parties, as the case may be, and the Investor on a Fully Diluted Basis as of the close of business on the day immediately prior to the Tag-Along Notice Date.

            (b) The relevant Seller Party or Seller Parties, as the case may be, shall provide the Investor with written notice (the "TAG-ALONG SALE NOTICE") not more than sixty (60) days nor less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the "TAG-ALONG SALE DATE"). Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth: (i) the name and address of each proposed transferee of shares of Common Stock in the Tag-Along Sale, (ii) the number of shares of Common Stock proposed to be transferred by such Seller Party or Seller Parties, as the case may be, (iii) the proposed amount and form of consideration to be paid for such shares of Common Stock and the terms and conditions of payment offered by each proposed transferee, (iv) the aggregate number of shares of Common Stock beneficially owned by the Seller Party or Seller Parties, as the case may be, on a Fully Diluted Basis as of the close of business on the day immediately prior to the Tag-Along Notice Date, (v) the Investor's Tag-Along Allotment assuming the Investor elected the sell the maximum number of shares of Common Stock possible, (vi) confirmation that the proposed transferee has been informed of the Tag-Along Rights provided for herein and has agreed to purchase shares of Common Stock from the Investor in accordance with the terms hereof and
(vii) the Tag-Along Sale Date.

            (c) If the Investor wishes to participate in the Tag-Along Sale, it shall provide written notice (the "INVESTOR TAG-ALONG NOTICE") to the relevant Seller Party or Seller Parties, as the case may be, no less than fifteen (15) days prior to the Tag-Along Sale Date. The Investor Tag-Along Notice shall set forth the number of shares of Common Stock that the Investor elects to include in the Tag-Along Sale, which shall not exceed the Tag-Along Allotment. The Investor Tag-Along Notice shall constitute the Investor's binding agreement to sell the shares of Common Stock specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; PROVIDED, HOWEVER, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Investor (including without limitation any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after the Investor gives the Investor Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Investor shall have the right to withdraw from participation in the Tag-Along Sale with respect to all, but not less than all, of its shares of Common Stock affected thereby. If the proposed transferee does not consummate the purchase of all of the shares of Common Stock requested to be included in the Tag-Along Sale by the Investor on the same terms and conditions applicable to the Seller Party or Seller Parties, as the case may be, then such Seller Party or Seller Parties, as the case may be, shall not consummate the Tag-Along Sale of any of its shares of Common Stock to such transferee, unless the shares of Common Stock of such Seller Party or Seller Parties, as the case may be, and the Investor to be sold are reduced or limited pro rata in proportion to the respective number of shares of Common Stock actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for such Seller Party or Seller Parties, as the case may be, and the Investor.

            If an Investor Tag-Along Notice from the Investor is not received by such Seller Party or Seller Parties, as the case may be, prior to the fifteen
(15) day period specified above, such Seller Party or Seller Parties, as the case may be, shall have the right to consummate the Tag-Along Sale without the participation of the Investor, but only on terms and conditions which are no more favorable in any material respect to such Seller Party or Seller Parties, as the case may be, (and, in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within thirty (30) days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such thirty (30) day period, the shares of Common Stock that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 3.3.

      3.4. AFFIRMATIVE COVENANTS. For so long as the Investor holds at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Company agrees as follows:

            (a) Each of the Company and its Subsidiaries shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful Taxes, assessments and governmental charges or levies imposed upon their income, profits, property or business; PROVIDED, HOWEVER, that any such Tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP, and PROVIDED, FURTHER, that each of the Company and its Subsidiaries shall pay all such taxes, assessments, charges or levies promptly upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor. Each of the Company and its Subsidiaries shall promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other Indebtedness incident to the operations of the Company or such Subsidiary;

            (b) Each of the Company and its Subsidiaries shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and its Subsidiaries shall at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

            (c) Each of the Company and its Subsidiaries shall keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and each of the Company and its Subsidiaries shall maintain, with financially sound and reputable insurers, insurance against all other hazards, risks and liabilities to Persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. The Company shall maintain with a financially sound and reputable insurer, directors' and officers' insurance in an amount of not less than five million dollars ($5,000,000) on such terms as are customary in the case of Persons of established reputations engaged in the same or a similar business and similarly situated;

            (d) Each of the Company and its Subsidiaries shall keep records and books of account in which correct and complete entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP;

            (e) Each of the Company and its Subsidiaries shall duly observe and conform to all valid material requirements of any Governmental Entity relating to the conduct of their respective businesses or to their respective property or assets;

            (f) Each of the Company and its Subsidiaries shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property Rights owned or possessed by it and deemed by the Company or such Subsidiary to be necessary to the conduct of its business (as now conducted or as proposed to be conducted);

            (g) The Company shall retain an independent public accounting firm of recognized national standing which shall certify the Company's consolidated financial statements at the end of each fiscal year. In the event the services of the independent public accounting firm so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company shall promptly thereafter notify the Investor and shall request the firm of independent public accountants whose services are terminated to deliver to the Investor a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company shall promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Investor, the Company shall state whether the change of accountants was recommended or approved by the Audit Committee of the Board of Directors;

            (h) Each of the Company and its Subsidiaries shall comply with all applicable requirements of law or of any Governmental Entity in respect of the conduct of its business and the ownership of its properties, except such as are being contested in good faith and except for such noncompliances as shall not, individually or in the aggregate, have a Material Adverse Effect;

            (i) The Company certifies that it shall use the proceeds from the Stock Purchase Agreement only for the purposes set forth in the Stock Purchase Agreement; and

            (j) The Company shall not engage in any other business other than that business currently engaged in by it.

      3.5.  BOARD OF DIRECTORS.

            (a)   Subject to the terms and conditions specified in this Section
3.5 and for so long as the Investor holds shares representing at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the Company, each of the Identified Stockholders and the Investor agree that (i) the number of directors on the Board of Directors shall be fixed at seven (7) and (ii) the Investor shall be entitled to nominate or appoint one (1) director to the Board of Directors (such director, who may be an officer, director, employee or agent of the Investor or any of its Affiliates, the "INVESTOR DIRECTOR"). Each of the Identified Stockholders agrees to vote their shares of capital stock of the Company, and any shares of capital stock of the Company for which any of the Identified Stockholders have voting rights, in order to comply with the obligations of this Section 3.5 (including, without limitation, in favor of the election of the Investor Director). As a condition of any Transfer (other than one constituting an Exempt Transaction), each of the Identified Stockholders agrees to cause any transferee of all or a portion of such Identified

Stockholder's shares of capital stock of the Company to join and be subject to the terms and conditions of this Agreement, including the provisions of this
Section 3.5. The Investor Director shall be entitled to all of the rights and privileges of any other director, including without limitation: (i) subject to applicable Nasdaq listing requirements and applicable law, the opportunity to serve on any committee of the Board of Directors, (ii) the right to receive fees and compensation paid to directors, including for service on any committee, if applicable, and (iii) the reimbursement of all reasonable expenses incurred by the Investor Director in the fulfillment of his or her duties as a director. The Investor Director may not be removed as a director other than for cause or by the Investor. In the event the Investor Director resigns or is removed, with or without cause, the vacancy caused by such removal shall be filled only by the Investor if, at the time of such resignation or removal, the Investor continues to be entitled to nominate an Investor Director pursuant to this Section 3.5(a).

            (b) For so long as the Investor holds shares representing at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the consent of the majority of the members of the Board of Directors shall be required for the Company or any of its Subsidiaries to:

                  (i) make any capital expenditures in excess of (i) $500,000 in any single transaction or (ii) 115% of the amount approved for capital expenditures in the operating budget of the Company for any fiscal year;

                  (ii) make any loan or advance, other than travel advances to employees in the ordinary course of business;

                  (iii) adopt any new or amend any existing employee benefit, severance, bonus or stock plan, or amend any outstanding grant or other agreement entered into in connection with any existing employee benefit, severance, bonus or stock plan;

                  (iv) engage in any transaction with any Affiliate or officer, director or stockholder (or members of their immediate families), other than in the ordinary course of business and at arms length;

                  (v)     enter into any material Contracts or commitments;

                  (vi) approve the annual operating and capital budget, or any amendments thereto or deviations therefrom;

                  (vii)   establish board committees;

                  (viii) waive any material rights or consent to settle any material litigation;

                  (ix) institute litigation or similar proceedings outside the ordinary course of business; or

                  (x) make decisions to employ or terminate the Company's senior executives and fix their compensation;

            (c) For so long as the Investor holds shares representing at least forty percent (40%) of the shares of Common Stock purchased pursuant to the Stock Purchase Agreement, the consent of seventy-five percent (75%) of the members of the Board of Directors, shall be required for the Company or any of its Subsidiaries to:

                  (i) authorize, issue or sell any equity security (including, without limitation, the granting of any options), other than (i) any authorized but unissued options under the Option Plan or the exercise of any such options, (ii) the issuance of the Life Quotes Options or the exercise of any such options, (iii) the exercise of any of the Prospector Options or (iv) any shares purchased by employees under the ESPP;

                  (ii) increase the aggregate authorized number of shares of Common Stock or any other class or series of common stock or preferred stock;

                  (iii) enter into any agreement with any holder of any securities of the Company giving such holder the right to require the Company to initiate any registration of the Company's securities under the Securities Act;

                  (iv) repurchase or redeem any of its securities other than on a pro rata basis amongst all securities of the same class being repurchased or redeemed;

                  (v) (i) merge, combine or consolidate with, or agree to merge, combine or consolidate with any Person, (ii) purchase, or agree to purchase, all or substantially all of the securities of, any Person or (iii) purchase, or agree to purchase, all or substantially all of the assets and properties of, or otherwise acquire, or agree to acquire, all or any portion of, any Person, in each case, for consideration in an amount, which when combined with all other such transactions in any fiscal year, exceeds $5,000,000;

                  (vi) (i) merge, combine or consolidate with, or agree to merge, combine or consolidate with any Person in which it is not the surviving Person or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets;

                  (vii) sell or dispose of businesses or assets in excess of $1,000,000 in any fiscal year;

                  (viii) alter or change materially and adversely the rights of holders of Common Stock;

                  (ix) incur Indebtedness or Guarantees in excess of $2,500,000 individually or $5,000,000 in the aggregate;

                  (x) amend or propose to amend its certificate of incorporation or by-laws;

                  (xi) liquidate or dissolve, effect any recapitalization or reorganization, or any stock split, reverse stock split or, in each case, obligate itself to do so;

                  (xii) engage in any other business other than that business currently engaged in by it; or

                  (xiii)  declare any dividends or distributions.

            (d) At all times, the Company shall cause to be maintained directors' and officers' liability insurance covering the Investor Director: (i) to the same extent as that maintained for all other directors of the Company and
(ii) on material terms no less favorable than the coverage provided for the Company's directors as currently maintained, and in any event, in an amount of at least five million dollars ($5,000,000).

            (e) The Company shall indemnify and hold harmless, to the fullest extent permitted under applicable law, the Investor Director to the same extent as all other directors of the Company, and on terms no less favorable than under the Company's certificate of incorporation, by-laws and form of director indemnification agreement in effect on the date hereof.

            (f) The Company and the Identified Stockholders shall take all other actions necessary to ensure that the certificate of incorporation and by-laws of the Company do not at any time conflict with the provisions of this Agreement.

4. RESTRICTIONS ON CERTAIN ACTIONS. Without the prior consent of the majority of the members of the Board of Directors, Zions and its Affiliates shall not:

            (a) prior to the first (1st) anniversary of the date of this Agreement, acquire or offer to acquire or agree to acquire from any Person, directly or indirectly, by purchase or otherwise (except in connection with (i) a stock split, reverse split or other reclassification or reorganization affecting the Company's Common Stock generally or (ii) a stock dividend or other pro rata distribution by the Company to holders of its outstanding Common Stock) any Common Stock or shares of capital stock exchangeable or convertible into Common Stock or any assets of the Company; or

            (b) prior to the first (1st) anniversary of the date of this Agreement, initiate, propose or otherwise cause a special meeting of the stockholders of the Company to elect directors of the Company; or

            (c) prior to the first (1st) anniversary of the date of this Agreement, deposit any Common Stock into a voting trust, or, other than as contemplated by this Agreement, subject any Common Stock to any agreement or arrangement with respect to the voting of any Common Stock; or

            (d) prior to the first (1st) anniversary of the date of this Agreement, other than with respect to the Investor Director, (i) seek, encourage or support, either alone or in connection with others, the election of members to the Board of Directors except as nominated by the Board's Nominating Committee or (ii) seek the removal of any member of the Board of Directors; or

            (e) prior to the first (1st) anniversary of the date of this Agreement, request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend, waive or modify any provision of this
Section 4; or

            (f) prior to the first (1st) anniversary of the date of this Agreement, make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; or

            (g) prior to the first (1st) anniversary of the date of this Agreement, make any public announcement with respect to, or publicly submit a proposal for or offer of (with or without conditions), any extraordinary transaction involving the Company or its securities or assets; or

            (h) prior to the first (1st) anniversary of the date of this Agreement, form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing.

5.    RIGHTS OF FIRST REFUSAL.

      5.1.  RIGHT OF FIRST REFUSAL OF THE INVESTOR.

            (a) If at any time any one of the Identified Stockholder (such Identified Stockholder, the "STOCKHOLDER OFFEROR") desires to Transfer (other than a Transfer constituting an Exempt Transaction) any or all of such Stockholder Offeror's shares of Common Stock, such Stockholder Offeror shall give written notice of such Transfer (the "STOCKHOLDER TRANSFER NOTICE") to the Investor. The Stockholder Transfer Notice shall state the terms and conditions of such Transfer, including the name of the prospective transferee, the proposed purchase price per share, including a description of any proposed non-cash consideration (the "STOCKHOLDER OFFER PRICE"), payment terms, the type of disposition and the number of shares of Common Stock to be transferred (the "STOCKHOLDER OFFERED SHARES").

            (b) For a period of twenty (20) days after the receipt of the Stockholder Transfer Notice (the "INVESTOR OPTION PERIOD"), the Investor may, by notice in writing to the Stockholder Offeror, elect in writing to purchase any or all of the Stockholder Offered Shares at the Stockholder Offer Price.

            (c) If the Investor does not elect to purchase any of the Stockholder Offered Shares, the Stockholder Offeror shall be permitted to Transfer such Stockholder Offered Shares which the Investor does not elect to purchase to the original transferee named in the Stockholder Transfer Notice, upon the original terms set forth in the Stockholder Transfer Notice, within forty-five (45) days following the termination of the Investor Option

Period. If such Transfer is not completed within such forty-five (45) day period, the Stockholder Offeror may not transfer such Stockholder Offered Shares without again complying with this Section 5.1.

            (d) The closing of the purchase and sale of any Stockholder Offered Shares to be acquired by the Investor hereunder shall be held on such dates and times as the Investor and the Stockholder Offeror may agree but in all events within twenty (20) days following the termination of the Investor Option Period. At such closing, the Investor shall deliver to the Stockholder Offeror, against delivery of certificates duly endorsed and stock powers representing the Stockholder Offered Shares being acquired by the Investor, the Stockholder Offer Price, on the same terms as set forth in the Stockholder Transfer Notice (including any non-cash consideration described therein or the equivalent cash value thereof), payable in respect of the Stockholder Offered Shares being purchased.

      5.2.  RIGHT OF FIRST REFUSAL OF THE IDENTIFIED STOCKHOLDERS.

            (a) So long as there shall continue to be an Investor Director on the Board of Directors, if at any time the Investor desires to Transfer any or all of the Investor's shares of Common Stock to a Prohibited Transferee, the Investor shall give written notice of such Transfer (the "INVESTOR TRANSFER NOTICE") to the Company and each of the Identified Stockholders; PROVIDED, HOWEVER, that the provisions of this Section 5.2 shall still apply if the reason there is no longer an Investor Director on the Board of Directors is due to the death or resignation of such Investor Director or the failure of the Investor to appoint an Investor Director. The Investor Transfer Notice shall state the terms and conditions of such Transfer, including the name of the prospective transferee, the proposed purchase price per share, including a description of any proposed non-cash consideration (the "INVESTOR OFFER PRICE"), payment terms, the type of disposition and the number of shares of Common Stock to be transferred (the "INVESTOR OFFERED SHARES").

            (b) For a period of ten (10) days after receipt of the Investor Transfer Notice (the "COMPANY OPTION PERIOD"), the Company may, by notice in writing to the Investor, elect in writing to purchase any or all of the Investor Offered Shares at the Investor Offer Price.

            (c) If the Company does not elect to purchase all of the Investor Offered Shares, or exercises such right with respect to a portion of the Investor Offered Shares, then for a period of ten (10) days commencing on the earlier of (i) the date, if any, that the Investor notifies the Identified Stockholders in writing that the Company has determined either not to exercise such right of purchase or to exercise such right only with respect to a portion of the Investor Offered Shares and (ii) the expiration of the Company Option Period (the "STOCKHOLDER OPTION PERIOD"), each of the Identified Stockholders shall have the right to purchase all or any portion of the Investor Offered Shares not so elected to be purchased by the Company at the Investor Offer Price by giving notice in writing to the Investor. The specific number of such Investor Offered Shares remaining after the Company has exercised its right pursuant to subsection (b) to which each Identified Stockholder shall be entitled to purchase shall be determined on a PRO RATA basis in proportion to the respective number of shares of Common Stock beneficially owned by each, on a Fully Diluted Basis, as of the date of the Investor Transfer Notice in relation to the total number of shares of Common Stock beneficially owned by all of the Identified Stockholders on a Fully Diluted Basis as of such date.

            (d) If the Company and the Identified Stockholders do not elect to purchase any of the Investor Offered Shares, the Investor shall be permitted to Transfer such Investor Offered Shares which the Company and the Identified Stockholders do not elect to purchase to the original transferee named in the Transfer Notice, upon the original terms set forth in the Investor Transfer Notice, within forty-five (45) days following the termination of the Stockholder Option Period. If such Transfer is not completed within such forty-five (45) day period, the Investor may not transfer such Investor Offered Shares without again complying with this Section 5.2.

            (e) The closing of the purchase and sale of any Investor Offered Shares to be acquired by the Company or the Identified Stockholders hereunder shall be held on such dates and times as the parties may agree but in all events within twenty (20) days following the later of the termination of the Company Option Period and the termination of the Stockholder Option Period. At such closing, the Company and each Identified Stockholder electing to purchase Investor Offered Shares shall deliver to the Investor, against delivery of certificates duly endorsed and stock powers representing the Investor Offered Shares being acquired by the Company or such Identified Stockholder, as the case may be, the Investor Offer Price, on the same terms as set forth in the Investor Transfer Notice (including any non-cash consideration described therein or the equivalent cash value thereof), payable in respect of the Investor Offered Shares being purchased.

      5.3. IMPROPER TRANSFER. Any attempt to make any Transfer of any shares of Common Stock subject to this Agreement otherwise than in compliance with this Agreement shall be null and void, AB INITIO, and the Company shall not give any effect on the Company's stock ledger to such attempted Transfer.

6.    MISCELLANEOUS.

      6.1. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, estates, beneficiaries, heirs, trusts and legal representatives of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything else to the contrary herein, Zions may assign its rights under Section 3 of this Agreement to (i) any of its Affiliate or (ii) any Person acquiring all, but not less than all, of the shares of Common Stock purchased by Zions pursuant to the Stock Purchase Agreement, PROVIDED that such assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Notwithstanding anything else to the contrary herein, if any of the Identified Stockholders shall die, all rights, remedies, obligations or liabilities of such Identified Stockholder (other than the rights, remedies, obligations or liabilities of such Identified Stockholder pursuant to Sections 3.5 or 5.1 and the related definitions) under or by reason of this Agreement shall terminate and be of no further force or effect.

      6.2.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

            (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the District of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court located in the District of Delaware. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section
6.5 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

            (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 6.2.

      6.3. COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6.4. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

      6.5. NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) on the third (3rd) day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the date of delivery if sent by a nationally recognized overnight express courier (with charges prepaid), (iv) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice (if a confirming copy is also sent by another method) or (v) by any other method of communication mutually agreed to by the parties hereto:

      IF TO THE INVESTOR:               Zions Bancorporation
                                        One South Main Street, Suite 1138
                                        Salt Lake City, Utah 84111
                                        Attention: John B. Hopkins
                                        Telephone No.: (801) 844-8587
                                        Facsimile No.: (801) 524-2129

      WITH A COPY, WHICH SHALL NOT
      CONSTITUTE NOTICE, TO:            Sullivan & Cromwell LLP
                                        1888 Century Park East, Suite 2100
                                        Los Angeles, California 90067
                                        Attention: Stanley F. Farrar
                                        Telephone No.: (310) 712-6600
                                        Facsimile No.: (310) 712-8800

      IF TO THE COMPANY:                Quotesmith.com, Inc.
                                        8205 South Cass Avenue
                                        Darien, Illinois 60561
                                        Attention: Bob Bland
                                        Telephone No.: (630) 515-0170 ext. 101
                                        Facsimile No.: (630) 515-0276

      WITH A COPY, WHICH SHALL NOT
      CONSTITUTE NOTICE, TO:            Duane Morris LLP
                                        227 West Monroe, Suite 3400
                                        Chicago, Illinois 60606
                                        Attention: David J. Kaufman
                                        Telephone No: (312) 499-6741

                                        Facsimile No: (312) 499-6701

      IF TO ANY OF THE IDENTIFIED       To the address or facsimile number
      STOCKHOLDERS:                     of such Identified Stockholder
                                        specified on the signature pages
                                        hereof.

                          Such addresses may be changed, from time to time, by
means of a notice given in the manner provided in this Section 6.5.

      6.6. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party upon any breach, default or noncompliance by any other Party under this Agreement or the Stock Purchase Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by any Party of any breach, default or noncompliance under this Agreement or the Stock Purchase Agreement or any waiver by any Party of any provisions or conditions of this Agreement or the Stock Purchase Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Agreement, the Stock Purchase Agreement, by law or otherwise afforded to any Party shall be cumulative and not alternative.

      6.7. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties.

      6.8. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      6.9. ENTIRE AGREEMENT. This Agreement, the Stock Purchase Agreement and the documents delivered pursuant hereto and thereto constitute the full and entire agreement among the Parties with regard to the subject matter hereof and thereof.

      6.10. NO RESTRICTIONS ON POST-CLOSING COMPETITIVE ACTIVITIES: CORPORATE OPPORTUNITIES.

            (a) It is the explicit intent of each of the Parties that the provisions of this Agreement shall not include any non-competition or other similar restrictive arrangements with respect to the range of business activities which may be conducted by the Parties. Accordingly, each of the Parties acknowledges and agrees that nothing set forth in this Agreement shall be construed to create any explicit or implied restriction or other limitation on (i) the ability of any Party to engage in any business or other activity which competes with the business of any other Party hereto or (ii) the ability of any Party to engage in any specific line of business or engage in any business activity in any specific geographic area.

            (b) Except as would otherwise result in a violation of law by the Investor or any of its Affiliates (excluding, for purposes of this Section 5.10(b), the Company to the extent it may be considered to be an Affiliate thereof), the Investor and its Affiliates shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, (ii) do business with any client or customer of the Company and its Subsidiaries and (iii) employ or otherwise engage any officer or employee of the Company or any of its Subsidiaries, and neither the Investor nor any of its Affiliates nor any officer or director thereof shall be liable to the Company, its Subsidiaries or their respective stockholders for breach of any fiduciary duty by reason of any such activities of the Investor and its Affiliates or of such Persons' participation therein. Except as would otherwise result in a violation of law by the Company or any of its Subsidiaries, the Company and its Subsidiaries shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Investor and its Affiliates,
(ii) do business with any client or customer of the Investor and its Affiliates and (iii) employ or otherwise engage any officer or employee of the Investor and its Affiliates and neither the Company nor its Subsidiaries nor any officer or director thereof shall be liable to the Investor and its Affiliates or their stockholders for breach of any fiduciary duty by reason of any such activities of the Company or its Subsidiaries or of such Persons' participation therein. In the event that the Investor or any of its Affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Investor or any of its Affiliates and the Company or any of its Subsidiaries, neither the Investor nor its Affiliates shall have any duty to communicate or present such corporate opportunity to the Company or its Subsidiaries and shall not be liable to the Company or any of its Subsidiaries or to the Company's stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that the Investor or its Affiliates pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person or does not present such corporate opportunity to the Company and its Subsidiaries. In the event that the Company or its Subsidiaries acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Investor or any of its Affiliates and the Company or its Subsidiaries, neither the Company nor its Subsidiaries shall have any duty to communicate or present such corporate opportunity to the Investor or any of its Affiliates and shall not be liable to the Investor or any of its Affiliates or to the Investor's stockholders for breach of any fiduciary duty by reason of the fact that the Company or any of its Subsidiaries pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person or does not present such corporate opportunity to the Investor or any of its Affiliates. For the purposes of this Section 5.10, "CORPORATE OPPORTUNITIES" of the Company and its Subsidiaries shall include, but not be limited to, business opportunities which the Company or its Subsidiaries are financially able to undertake, which are, by their nature, in a line of business of the Company or its Subsidiaries, are of practical advantage to them and are ones in which the Company or its Subsidiaries have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Investor or its Affiliates or any of their respective officers or directors shall be brought into conflict with that of the Company and its Subsidiaries, and "CORPORATE OPPORTUNITIES" of the Investor and its Affiliates shall include, but not be limited to, business opportunities which the Investor and its Affiliates are financially able to undertake, which are, by their nature, in a line of business of the Investor or its Affiliates, are of practical advantage to them and are ones in which the Investor or its Affiliates have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Company or its Subsidiaries or any of their respective officers or directors shall be brought into conflict with that of the Investor and its Affiliates.

      6.11. SPECIFIC PERFORMANCE. The Investor shall be entitled to specific enforcement of its rights under this Agreement and the Stock Purchase Agreement. Each of the Company and the Identified Stockholders acknowledges that money damages would be an inadequate remedy for its breach of this Agreement or the Stock Purchase Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                    THE COMPANY:

                                    QUOTESMITH.COM, INC.


                                    By:  /s/ Phillip A. Perillo
                                        --------------------------------------
                                        Name:  Phillip A. Perillo
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                    THE INVESTOR:

                                    ZIONS BANCORPORATION


                                    By:   /s/ John B. Hopkins
                                        --------------------------------------
                                        Name:  John B. Hopkins
                                        Title: Vice President of Finance

                                    THE IDENTIFIED STOCKHOLDERS:

                                    ROBERT S. BLAND

                                       /s/ Robert S. Bland
                                    ------------------------------------------


                                    Address for Notices:
                                    1512 Willow Creek Lane
                                    Darien, IL 60561

                                    WILLIAM V. THOMS

                                       /s/ William V. Thoms
                                    ------------------------------------------


                                    Address for Notices:
                                    630 North Edgewood
                                    LaGrange Park, IL 60526

                                                                      SCHEDULE A

                             PROHIBITED TRANSFEREES

InsWeb Corporation
SelectQuote Insurance Services, Inc.
Byron Udell & Associates, Inc., dba AccuQuote
Answer Financial, Inc.

                                       A-1